Exhibit 99.1
Valley Financial Corporation
____________________________________________________________________________

FOR RELEASE 8:30 a.m. April 11, 2014

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
Kimberly B. Snyder, Executive Vice President and Chief Financial Officer
(540) 342-2265

VALLEY FINANCIAL CORPORATION ANNOUNCES EARNINGS CALL

ROANOKE, VIRGINIA (April 11, 2014) - Valley Financial Corporation (NASDAQ: VYFC), the holding company for Valley Bank, today announced that it will release its first quarter 2014 financial results on Friday, April 25, 2014, before the market opens. Valley Financial Corporation’s management will also host a conference call in connection with its earnings announcement at 11:00 AM ET, to discuss results and answer questions.

To participate in the conference call, dial toll free (888) 317-6016 (no passcode required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 1:00 PM ET on Friday, April 25, 2014 through 9:00 AM ET on Thursday, May 15, 2014, by dialing toll free (877) 344-7529 and using passcode #10043341.

About Valley Financial Corporation

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank currently operates from nine full-service offices at 36 Church Avenue, 110 McClanahan Street, 1518 Hershberger Road, 3850 Keagy Road (near Lewis-Gale Hospital), and 1327 Grandin Road in Roanoke City, 4467 Starkey Road and 4003 Challenger Avenue in Roanoke County, 8 East Main Street in the City of Salem and 1003 Hardy Road in the Town of Vinton. Additionally, the Bank operates its wealth management subsidiary, Valley Wealth Management Services, Inc. at 36 Church Avenue in Roanoke City and its Mortgage Office at 3565 Electric Road, SW, Suite J in Roanoke County. The Bank's Internet site at www.myvalleybank.com is available for online banking and extensive investor information.

The Common Stock of Valley Financial Corporation is traded on the NASDAQ Capital Market under the symbol VYFC.